EXHIBIT 11

(Page 1 of 2)
                        PEPSICO, INC. AND SUBSIDIARIES
        Computation of Net Income Per Share of Capital Stock - Primary Years Ended December 30, 1995, December 31, 1994 and December 25, 1993
                    (in millions except per share amounts)

                                                  1995         1994        1993
                                             (52 weeks)   (53 weeks)  (52 weeks)
                                             ----------   ----------  ----------
Shares outstanding at beginning
  of year...........................               790          799         799

Weighted average of shares issued
  during the year for exercise of
  stock options, acquisitions,
  conversion of debentures and
  payment of compensation awards....                 5            3           5

Shares repurchased (weighted).......                (7)          (8)         (8)

Dilutive shares contingently issuable
  upon exercise of stock options,
  conversion of debentures and payment
  of compensation awards, net of
  shares assumed to have been purchased for
  treasury (at the average price) with
  assumed proceeds from exercise of
  stock options and compensation
  awards............................                16           10          14
                                               -------       ------      ------
Total shares - primary..............               804          804         810
                                               =======       ======      ======

Income before cumulative effect of
 accounting changes.................           $ 1,606       $1,784      $1,588
Cumulative effect of accounting
   changes:
    Postemployment benefits.........                 -          (55)          -
    Pension assets..................                 -           23           -
                                               -------       ------      ------
Net income as adjusted..............           $ 1,606       $1,752      $1,588
                                               =======       ======    ======
Income (charge) per share:
 Before cumulative effect of
  accounting changes................           $  2.00       $ 2.22      $ 1.96
   Cumulative effect of
    accounting changes:
     Postemployment benefits........                          (0.07)          -
     Pension assets.................                           0.03           -
                                               -------       ------     ------
Net income per share - primary......           $  2.00       $ 2.18      $ 1.96
                                               =======       ======      ======
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EXHIBIT 11
(Page 2 of 2)
                        PEPSICO, INC. AND SUBSIDIARIES
     Computation of Net Income Per Share of Capital Stock - Fully Diluted
    Years Ended December 30, 1995, December 31, 1994 and December 25, 1993
                    (in millions except per share amounts)

                                                  1995          1994       1993
                                             (52 weeks)   (53 weeks)  (52 weeks)
                                             ----------   ----------  ----------
Shares outstanding at beginning
  of year...........................              790           799         799

  Shares issued during the year for
  exercise of stock options,
  acquisitions, conversion of
  debentures and payment of
  compensation awards....                          11             6          12

Shares repurchased (weighted).......               (7)           (8)         (8)

Dilutive shares contingently issuable
  upon exercise of stock options,
  conversion of debentures and payment
  of compensation awards, net of
  shares assumed to have been purchased for
  treasury (at the higher of average or
  quarter-end price) with assumed
  proceeds from exercise of stock
  options and compensation awards...               15             9          14
                                              -------      --------    --------
Total shares - fully diluted........              809           806         817
                                              =======        ========  ========

Income before cumulative effect of
 accounting changes.................          $ 1,606       $ 1,784     $ 1,588
  Cumulative effect accounting
   changes:
    Postemployment benefits.........                -           (55)          -
    Pension assets..................                -            23           -
                                              -------      --------    --------
Net income as adjusted..............          $ 1,606       $ 1,752     $ 1,588
                                              =======       =======     =======

Income (charge) per share:
 Before cumulative effect of
  accounting changes................          $  1.99       $  2.21     $  1.94
   Cumulative effect of accounting
    changes:
     Postemployment benefits........                -         (0.07)        -
     Pension assets.................                -          0.03         -
Net income per share -..............          -------        ------     -------
 fully diluted......................          $  1.99       $  2.17     $  1.94
                                              =======       =======     =======